EXHIBIT 20
                              OFFICER'S CERTIFICATE


     I, James Ransom, Chief Accounting Officer of Trans-World Insurance Company d/b/a Educaid, an Arizona corporation (the "Company") do hereby certify that:

     1. The Company (as Master Servicer and Administrator under the following Sale and Servicing Agreements):

     A. Educaid Student Loan Trust 1994-I, Asset Backed Notes Series 1994-1 First Supplemental Sales and Servicing Agreement Dated as of May 2, 1994;

     B. Educaid Student Loan Trust 1994-I, Asset Backed Notes Series 1994-2 Second Supplemental Sales and Servicing Agreement Dated as of December 22, 1994;

     C. ClassNotes Trust 1995-I, f/k/a Education Loan Alliance, Asset Backed Notes Series Series 1995-1, Sales and Servicing Agreement dated March 17, 1995;

     D. ClassNotes Trust 1995-I, Asset Backed Notes Series 1995-2, first Supplemental Sales and Servicing Agreement dated December 31, 1995;

     E. ClassNotes Trust 1995-I, Asset Backed Notes Series 1996-1, Second Supplemental Sales and Servicing Agreement dated March 27, 1996;

     F. ClassNotes Trust 1995-I, Asset Backed Notes Series 1996-2, Third Supplemental Sales and Servicing Agreement dated December 27, 1996.

     G. ClassNotes Trust 1997-I, Asset Backed Notes Series 1997-1, first Supplemental Sales and Servicing Agreement dated February 27, 1997.

     H. ClassNotes Trust 1997-I, Asset Backed Notes Series 1997-2, Second Supplemental Sales and Servicing Agreement dated December 24, 1997.

     I. ClassNotes Trust 1998-I, Asset Backed Notes Series 1998-1, Third Supplemental Sales and Servicing Agreement dated March 17, 1998 has fulfilled all of its obligations pursuant to the above-referenced agreements, as described in Section 4.8 (annual Statement as to Compliance; Notice of Default) for the period of January 1, 1998 through December 31, 1998, and for those transactions which closed in 1998, from their closing dates through December 31, 1998.

     The Company has provided this Officer's Certificate to those parties listed in Section 4.8 of the respective Sale and Purchase Agreements.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 25, 1999.


                                        By:  /s/ JAMES RANSOM
                                             ------------------------------
                                             James Ransom
                                             Chief Accounting Officer